BOUGHT NOTE

Transferor : MA Hiu Ngai 馬曉霓

Address : Flat A, 2/F., Block H-3, Chi Fu Fa Yuen, Pokfulam, Hong Kong

Occupation : Merchant

Name of company in which the share(s) to be transferred -

Hong Kong MQ Group Limited
香港明琴集團有限公司

Number of share(s) : *1* Ordinary

Consideration paid : HKD1.00

For and on behalf of
TAKUNG ART CO., LTD

(signature)

Authorised Signature(s)

(Transferee) TAKUNG ART CO., LTD

Dated